UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amended No.     )

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Digirad Corporation

(Name of Registrant as Specified In Its Charter)

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DIGIRAD CORPORATION

13950 Stowe Drive

Poway, California 92064

NOTICE OF ANNUAL MEETING OF

STOCKHOLDERS AND PROXY STATEMENT

To the Stockholders of Digirad Corporation:

Notice is hereby given that the Annual Meeting of the Stockholders of Digirad Corporation will be held on April 27, 2006 at 11:00 a.m. at 13950 Stowe Drive, Poway, California, for the following purposes:

1. To elect seven directors for a one-year term to expire at the 2007 Annual Meeting of Stockholders. Our present Board of Directors has nominated and recommends for election as director the following persons:

Timothy J. Wollaeger

Gerhard F. Burbach

Raymond V. Dittamore

R. King Nelson

Kenneth E. Olson

Douglas Reed, M.D.

Mark L. Casner

2. To approve an amendment to the Restated Certificate of Incorporation to reduce the authorized common stock of the Company from 150,000,000 to 80,000,000 shares.

3. To approve an amendment to the 2004 Stock Incentive Plan (the “2004 Plan”) to (a) increase by 1,000,000 the maximum number of shares of common stock that may be issued under the 2004 Plan and (b) approve certain provisions of the 2004 Plan solely for the purpose of preserving our ability to deduct compensation in full for federal income tax in certain instances.

4. To ratify the selection of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2006.

5. To transact such other business as may be properly brought before our Annual Meeting or any adjournment thereof.

Our Board of Directors has fixed the close of business on March 3, 2006 as the record date for the determination of stockholders entitled to notice of and to vote at our Annual Meeting and at any adjournment or postponement thereof.

Accompanying this Notice is a Proxy. Whether or not you expect to be at our Annual Meeting, please complete, sign and date the enclosed Proxy and return it promptly. If you plan to attend our Annual Meeting and wish to vote your shares personally, you may do so at any time before the Proxy is voted.

All stockholders are cordially invited to attend the meeting.

By Order of the Board of Directors,

Timothy J. Wollaeger Chairman of the Board

Poway, California

April 4, 2006

DIGIRAD CORPORATION

13950 Stowe Drive

Poway, California 92064

PROXY STATEMENT

The Board of Directors of Digirad Corporation, a Delaware corporation (the “Company,” “we” or “us”), is soliciting the enclosed Proxy for use at our Annual Meeting of Stockholders to be held on April 27, 2006 at 11:00 a.m. at 13950 Stowe Drive, Poway, California, 92064 and at any adjournments or postponements thereof. This Proxy Statement was first sent to stockholders on or about April 4, 2006.

All stockholders who find it convenient to do so are cordially invited to attend the meeting in person. In any event, please complete, sign, date and return the Proxy in the enclosed envelope.

A proxy may be revoked by written notice to the Secretary of the Company at any time prior to the voting of the proxy, or by executing a subsequent proxy prior to voting or by attending the meeting and voting in person. Unrevoked proxies will be voted in accordance with the instructions indicated in the proxies, or if there are no such instructions, such proxies will be voted (1) for the election of our Board of Directors’ nominees as directors, (2) for the amendment of our Restated Certificate of Incorporation to reduce the authorized number of shares of common stock of the Company, (3) for an amendment to the Company’s 2004 Stock Incentive Plan (the “Plan”) to increase the aggregate number of shares of Common Stock authorized for issuance under the Plan by 1,000,000 shares and to approve certain provisions therein, and (4) for the ratification of the selection of Ernst & Young LLP as our independent auditors. Shares represented by proxies that reflect abstentions or include “broker non-votes” will be treated as present and entitled to vote for purposes of determining the presence of a quorum. Abstentions and “broker non-votes” do not constitute a vote “for” or “against” any matter and thus will be disregarded in the calculation of “votes cast.”

Stockholders of record at the close of business on March 3, 2006 (the “Record Date”) will be entitled to vote at the meeting or vote by proxy using the enclosed proxy card. As of that date, 18,708,598 shares of our common stock, par value $0.0001 per share, were outstanding. Each share of our common stock is entitled to one vote. A majority of the outstanding shares of our common stock entitled to vote, represented in person or by proxy at our Annual Meeting, constitutes a quorum. A plurality of the votes of the shares present in person or represented by proxy at our Annual Meeting and entitled to vote on the election of directors is required to elect directors, and a majority of the shares present in person or represented by proxy and entitled to vote thereon is required for each of (a) the amendment of our Restated Certificate of Incorporation, (b) the amendment to our Plan, and (c) the ratification of the selection of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2006.

The cost of preparing, assembling and mailing the Notice of Annual Meeting, Proxy Statement and Proxy will be borne by us. In addition to soliciting proxies by mail, our officers, directors and other regular employees, without additional compensation, may solicit proxies personally or by other appropriate means. It is anticipated that banks, brokers, fiduciaries, other custodians and nominees will forward proxy soliciting materials to their principals, and that we will reimburse such persons’ out-of-pocket expenses.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors currently consists of seven members. Each of our directors is elected for a term of one year to serve until his successor is duly elected and qualified or until his earlier death, resignation or removal. The seven nominees are Gerhard F. Burbach, Mark L. Casner, Raymond V. Dittamore, R. King Nelson, Kenneth E. Olson, Douglas Reed, M.D., and Timothy J. Wollaeger, each of whom is presently a member of our Board of Directors.

A plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors is required to elect directors. If no contrary indication is made, Proxies in the accompanying form are to be voted for our Board of Directors’ nominees or, in the event any of such nominees is not a candidate or is unable to serve as a director at the time of the election (which is not currently expected), for any nominee who shall be designated by our Board of Directors to fill such vacancy. Each person nominated for election has agreed to serve if elected and the Board of Directors has no reason to believe that any nominee will be unable to serve.

Information Regarding Directors

The information set forth below as to the nominees for director has been furnished to us by the nominees:

Nominees for Election to the Board of Directors

Name	Age	Position
Timothy J. Wollaeger	62	Chairman of the Board of Directors
Mark L. Casner	50	Director and President and Chief Executive Officer
Gerhard F. Burbach	44	Director
Raymond V. Dittamore	63	Director
R. King Nelson	49	Director
Kenneth E. Olson	69	Director
Douglas Reed, M.D.	52	Director

Timothy J. Wollaeger has served as a member of our Board of Directors since April 1994 and as our Chairman since January 1996. Mr. Wollaeger has been the Managing Director for the San Diego office of Sanderling Biomedical Venture Capital, a venture capital investment company, since April 2002. He is also a general partner of Kingsbury Associates, L.P., a venture capital firm he founded in January 1994, which focuses on investments in the healthcare industry. From May 1990 to December 1993, Mr. Wollaeger served as Senior Vice President and a director of Columbia Hospital Corporation, a hospital management company now known as HCA Healthcare Corporation. From October 1986 until July 1993, Mr. Wollaeger was a general partner of Biovest Partners, a seed venture capital firm. He is a member of the board of directors of Biosite, Inc., a medical diagnostic company, and Senomyx, Inc., a research services company, and a founder and director of several privately held medical products companies. Mr. Wollaeger received his B.A. in economics from Yale University and his M.B.A. from the Stanford University Graduate School of Business.

Mark L. Casner has served as our President and Chief Executive Officer since January 2006, and as President of Digirad Imaging Solutions since October 2005. Prior to coming to Digirad, Mr. Casner served as President of DMS Imaging, a mobile imaging company, from 2003 to 2005. From 1995 through 2003 he was a member of Radiologix, a radiology services company, and its predecessor organization, most recently as Senior Vice President of Operations. Mr. Casner holds a BA from Miami University of Ohio, an MA from the University of Maryland and an MBA from Marymount University.

Gerhard F. Burbach served as our President and Chief Executive from April 2005 to January 2006 and has served as a member of our Board of Directors since October 2004. He now serves as President and Chief Executive Officer of Thoratec Corporation, a manufacturer of medical devices used by patients with congestive heart failure. Prior to joining as our President and Chief Executive Officer, Mr. Burbach served as President and Chief Executive Officer of Bacchus Vascular, Inc., a developer of catheter-based medical devices for the removal of blood clots. Prior to that, he held the position of Chief Executive Officer of Phillips Nuclear Medicine, a division of Phillips Electronics, from January 2001 to July 2003 and, before its acquisition by Phillips, worked for four years for ADAC Laboratories, most recently as President and General Manager of its nuclear medicine division. Mr. Burbach received a B.S. in industrial engineering from Stanford University and an M.B.A. from Harvard Business School.

Raymond V. Dittamore has served as a member of our Board of Directors since March 2004. Mr. Dittamore is a retired audit partner of Ernst & Young, LLP, an international public accounting firm. Mr. Dittamore retired after 35 years of service, including 14 years as the managing partner of the firm’s San Diego office, and severed all relationships with Ernst & Young, LLP prior to joining as a member of our Board of Directors. Mr. Dittamore is a director of Qualcomm Incorporated, a wireless communications company, Invitrogen Corporation, a biotechnology company, and Gen-Probe Incorporated, a biotechnology company. Mr. Dittamore received his B.S. from San Diego State University.

R. King Nelson has served as a member of our Board of Directors since March 2004 and previously served as a director from May 2000 to April 2002. Mr. Nelson has served as President and Chief Executive Officer of Kerberos Proximal Solutions, Inc., a developer of medical devices used for the treatment of vascular disease, since April 2005. From May 1999 to December 2003, Mr. Nelson served as the President and Chief Executive Officer of VenPro Corporation, a medical device company that develops bioprosthetic implants for venous vascular and cardiovascular medicine. From January 1980 to December 1998, Mr. Nelson held various executive positions at Baxter Healthcare Corporation, a health care company, most recently as President of the perfusion service business. Mr. Nelson received his B.S. from Texas Tech University and his M.B.A. in international business from the University of Miami.

Kenneth E. Olson has served as a member of our Board of Directors since March 1996. From June 1984 to June 1998, he served as Chairman, and from December 1990 to February 1996 and from March 1997 to June 1998, he served as Chief Executive Officer, at Proxima Corporation, a supplier of digital imaging systems. From 1971 to 1987, he was Chairman and Chief Executive Officer of Topaz, Inc., a designer and manufacturer of computer peripherals. Mr. Olson also serves on the board of directors for WD-40 Company, a specialty chemicals company. He studied electrical engineering at UCLA and received his M.B.A. from Pepperdine University.

Douglas Reed, M.D. has served as a member of our Board of Directors since August 2000. He has been a Managing Director of Vector Fund Management, a venture capital firm which focuses on investments in the life sciences and healthcare industry, since June 2000. From October 1998 to January 2000, Dr. Reed served as Vice President of Business Development for GelTex Pharmaceuticals, Inc., a company that develops and markets non-absorbed polymer drugs. From April 1996 to September 1998, Dr. Reed served as Vice President of Business Development at NPS Pharmaceuticals, Inc., a company which develops small molecule drugs and recombinant peptides. Prior to this, Dr. Reed served as Vice President at S.R. One, Limited, a venture capital fund focused on investments in biopharmaceuticals and the life sciences. Dr. Reed is board certified as a neuroradiologist and has held faculty positions at the University of Washington and Yale University in the department of radiology. Dr. Reed received his B.A. in biology, his M.D. from the University of Missouri—Kansas City and his M.B.A. from the Wharton School at the University of Pennsylvania.

Board Meetings

Our Board of Directors held five regularly scheduled meetings and ten special telephonic meetings during 2005. No director who served as a director during the past year attended fewer than 75% of the aggregate of the total number of meetings of our Board of Directors and the total number of meetings of committees of our Board of Directors on which he served.

Committees of the Board

Compensation Committee. The Compensation Committee consists of Messrs.Wollaeger, Dittamore, and Reed, with Mr. Wollaeger serving as its chairman. The Compensation Committee held ten meetings, including telephonic meetings, during 2005. All members of the Compensation Committee are independent directors, as defined in the Nasdaq Stock Market qualification standards. The Compensation Committee is governed by a written charter approved by our Board of Directors. The functions of this committee include, among other things:

•	reviewing and, as it deems appropriate, recommending to our Board of Directors, policies, practices and procedures relating to the compensation of our directors, officers and other managerial employees and the establishment and administration of our employee benefit plans;

•	establishing appropriate incentives for officers and employees to encourage high performance, promote accountability and adherence to company values and further the Company’s long-term strategic plan and long-term value;

•	exercising authority under our employee benefit plans; and

•	advising and consulting with our officers regarding the compensation and development of managerial personnel.

Audit Committee. The Audit Committee consists of Messrs. Dittamore, Nelson and Olson, with Mr. Dittamore serving as its chairman. The Audit Committee held twelve meetings, including telephonic meetings, during 2005. All members of the Audit Committee are independent directors, (as independence is currently defined in Rule 4350(d)(2)(A)(i) and (ii) of the Nasdaq listing standards). Mr. Dittamore qualifies as an “audit committee financial expert” as that term is defined in the rules and regulations established by the Securities and Exchange Commission. The Audit Committee is governed by a written charter approved by our Board of Directors. The functions of this committee include, among other things:

•	meeting with our management periodically to consider the adequacy of our internal controls and the objectivity of our financial reporting;

•	meeting with our independent auditors and with internal financial personnel regarding the adequacy of our internal controls and the objectivity of our financial reporting;

•	recommending to our Board of Directors the engagement of our independent auditors;

•	reviewing our audited financial statements and reports and discussing the statements and reports with our management, including any significant adjustments, management judgments and estimates, new accounting policies and disagreements with management; and

•	reviewing our financial plans and reporting recommendations to our full Board of Directors for approval and to authorize action.

Both our independent auditors and internal financial personnel regularly meet privately with our Audit Committee and have unrestricted access to this committee.

Corporate Governance Committee. The Corporate Governance Committee is comprised of Messrs. Olson, Nelson and Reed, with Mr. Olson serving as its chairman. The Corporate Governance Committee held three meetings during 2005. Mr. Nelson was appointed to the Corporate Governance Committee in October 2005 and

has not yet attended a meeting of the Corporate Governance Committee. All members of the Corporate Governance Committee are independent directors, as defined in the Nasdaq Stock Market qualification standards. The Corporate Governance Committee is governed by a written charter approved by our Board of Directors. The functions of this committee include, among other things:

•	reviewing and recommending nominees for election as directors;

•	assessing the performance of the Board of Directors;

•	developing guidelines for board composition; and

•	reviewing and administering our corporate governance guidelines and considering other issues relating to corporate governance.

Director Nomination Process

Director Qualifications

In evaluating director nominees, the Corporate Governance Committee considers, among others, the following factors:

•	the appropriate size of our Board of Directors;

•	personal and professional integrity, independence, ethics and values;

•	experience in corporate management, such as serving as an officer or former officer of a publicly held company;

•	experience in our industry; and

•	experience as a board member of other publicly held companies.

The Corporate Governance Committee’s goal is to assemble a Board of Directors that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience. In doing so, the Corporate Governance Committee also considers candidates with appropriate non-business backgrounds.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Corporate Governance Committee may also consider such other facts as it may deem are in the best interests of the Company and our stockholders. The Corporate Governance Committee does, however, believe it appropriate for at least one, and, preferably, several, members of our Board of Directors to meet the criteria for an “audit committee financial expert” as defined by Securities and Exchange Commission rules, and that a majority of the members of our Board of Directors meet the definition of an “independent director” under the Nasdaq Stock Market qualification standards. At this time, the Corporate Governance Committee also believes it appropriate for our Chief Executive Officer to serve as a member of our Board of Directors.

Identification and Evaluation of Nominees for Directors

The Corporate Governance Committee identifies nominees for director by first evaluating the current members of our Board of Directors willing to continue in service. Current members with qualifications and skills that are consistent with the Corporate Governance Committee’s criteria for Board of Directors service and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of our Board of Directors with that of obtaining a new perspective. If any member of our Board of Directors does not wish to continue in service or if our Board of Directors decides not to re-nominate a member for re-election, the Corporate Governance Committee identifies the desired skills and experience of a new nominee in light of the criteria above. The Corporate Governance Committee generally polls our Board of Directors and members of management for their recommendations. The Corporate Governance Committee may also review the composition and qualification of the Boards of Directors of our competitors, and may seek input from industry experts or analysts. The Corporate Governance Committee reviews the qualifications, experience and background of the candidates. Final candidates are interviewed by our independent directors and executive management. In making its determinations, the Corporate Governance Committee evaluates each individual in the context of our Board of Directors as a whole, with the objective of assembling a group that can best attain success for the Company and represent stockholder interests through the exercise of sound judgment. After review and deliberation of all feedback and data, the Corporate Governance Committee makes its recommendation to our Board of Directors. Historically, the Corporate Governance Committee has not relied on third-party search firms to identify Board of Directors candidates. The Corporate Governance Committee may in the future choose to do so in those situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate.

The Corporate Governance Committee has not received director candidate recommendations from our stockholders and does not have a formal policy regarding consideration of such recommendations. The Corporate Governance Committee believes that it is in the best position to identify, review, evaluate and select qualified candidates for membership on the Company’s Board of Directors, based on the established factors considered in evaluating nominees for the Board of Directors. However, any recommendations received from stockholders will be evaluated in the same manner that potential nominees suggested by board members, management or other parties are evaluated. Stockholders wishing to suggest a candidate for director should write to the Company’s corporate secretary. In order to be considered, the recommendation for a candidate must include the following written information: (i) the stockholders’ name and contact information; (ii) a statement that the writer is a stockholder and is proposing a candidate for consideration by the Corporate Governance Committee; (iii) the name of and contact information for the candidate and a statement that the candidate is willing to be considered and serve as a director, if nominated and elected; (iv) a statement of the candidate’s business and educational experience; (v) information regarding each of the factors listed above, other than that regarding the size and composition of our Board of Directors, sufficient to enable the Corporate Governance Committee to evaluate the candidate; (vi) a statement of the value that the candidate would add to our Board of Directors; (vii) a statement detailing any relationship between the candidate and any customer, supplier or competitor of the Company; (viii) detailed information about any relationship or understanding between the proposing stockholder and candidate; and (ix) a list of three character references, including complete contact information for such references. In order to give the committee sufficient time to evaluate a recommended candidate, the recommendation should be received by our corporate secretary at our principal executive offices not later than the 120th calendar day before the one year anniversary of the date our proxy statement was mailed to stockholders in connection with the previous year’s annual meeting of stockholders.

Communications with our Board of Directors

Our stockholders may send correspondence to our Board of Directors c/o Corporate Secretary at Digirad Corporation, 13950 Stowe Drive, Poway, California 92064. Our corporate secretary will review all correspondence addressed to our Board of Directors, or any individual director, for any inappropriate correspondence and correspondence more suitably directed to management. Our corporate secretary will forward appropriate stockholder communications to our Board of Directors prior to the next regularly scheduled meeting of our Board of Directors following the receipt of the communication. Our corporate secretary will summarize all correspondence not forwarded to our Board of Directors and make the correspondence available to our Board of Directors for its review at our Board of Director’s request.

Code of Business Conduct and Ethics

The Company has established a Code of Business Conduct and Ethics that applies to our officers, directors and employees. The Code of Business Conduct and Ethics contains general guidelines for conducting the business of the Company consistent with the highest standards of business ethics, and is intended to qualify as a “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and Item 406 of Regulation S-K. The Code of Business Conduct and Ethics is available on our website at www.digirad.com. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

Corporate Governance Documents

The Company’s corporate governance documents, including the Audit Committee Charter, Compensation Committee Charter, Corporate Governance Committee Charter and Code of Business Conduct and Ethics are available, free of charge, on our website at www.digirad.com. Please note, however, that the information contained on the website is not incorporated by reference in, or considered part of, this Proxy Statement. We will also provide copies of these documents, free of charge, to any stockholder upon written request to Investor Relations, Digirad Corporation, 13950 Stowe Drive, Poway, California 92064.

Report of the Audit Committee

The following is the report of the Audit Committee with respect to Digirad’s audited financial statements for the year ended December 31, 2005.

The purpose of the Audit Committee is to assist the Board in its general oversight of Digirad’s financial reporting, internal controls and audit functions. The Audit Committee Charter describes in greater detail the full responsibilities of the Committee and is available free of charge, on our website at www.digirad.com. The Audit Committee is comprised solely of independent directors as defined in Rule 4350(d)(2)(A)(i) and (ii) of the Nasdaq listing standards.

The Audit Committee has reviewed and discussed the consolidated financial statements with management and Ernst & Young, LLP, the Company’s independent auditors. Management is responsible for the preparation, presentation and integrity of Digirad’s financial statements, accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13A-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. Ernst & Young LLP is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting.

During the course of 2005, management completed the documentation, testing and evaluation of Digirad’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was kept appraised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Committee received periodic updates provided by management and Ernst & Young LLP at each regularly scheduled Committee meeting. The Committee also held special meetings to discuss issues as they arose. At the conclusion of the process, management provided the Committee with its report on the effectiveness of the Company’s internal control over financial reporting, which the committee reviewed. The Committee also reviewed the report of management contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 filed with the SEC, as well as Ernst & Young LLP’s Reports included in the Company’s Annual Report on Form 10-K related to its (i) audit of the consolidated financial statements and financial statement schedule, and (ii) management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 as well as the effectiveness of internal control over financial reporting as of December 31, 2005. The Committee continues to oversee the Company’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation in 2006.

The Committee met on 12 occasions in 2005, which included in person and telephonic meetings. The Committee met privately in executive session with Ernst & Young as a part of each regular meeting and held private meetings with the Chief Financial Officer.

The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and PCAOB Auditing Standard No. 2, “An Audit of Internal Control Over Financial Reporting Performed in Conjunction with an Audit of Financial Statements.” In addition, Ernst & Young LLP has provided the Audit Committee with the written disclosures and the letter required by the Independence Standards Board Standard No. 1, as amended, “Independence Discussions with Audit Committees,” and the Audit Committee has discussed with Ernst & Young LLP their firm’s independence.

Based on their review of the consolidated financial statements and discussions with and representations from management and Ernst & Young LLP referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Digirad’s Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission.

In accordance with Audit Committee policy and the requirements of law, the Audit Committee pre-approves all services to be provided by Digirad’s external auditor Ernst & Young LLP. Pre-approval is required for audit services, audit-related services, tax services and other services. In some cases, the full Audit Committee provides pre-approval for up to a year, related to a particular defined task or scope of work and subject to a specific budget. In other cases, a designated member of the Audit Committee may have delegated authority from the Audit Committee to pre-approve additional services, and such pre-approval is later reported to the full Audit Committee. See “Fees for Professional Services” for more information regarding fees paid to Ernst & Young LLP for services in fiscal years 2005 and 2004.

AUDIT COMMITTEE

Raymond V. Dittamore, Chair

Kenneth E. Olson

King Nelson

Principal Accounting Fees and Services

In connection with the audit of the 2005 financial statements, the Company entered into an engagement agreement with Ernst & Young LLP which set forth the terms by which Ernst & Young LLP has performed audit services for the Company. That agreement is subject to alternative dispute resolution procedures and an exclusion of punitive damages.

The following table sets forth the aggregate fees agreed to by the Company for the annual and statutory audits for the fiscal years ended December 31, 2005 and 2004, and all other fees paid by the Company during 2005 and 2004 to its principal accounting firm, Ernst & Young LLP:

	For the years ended December 31 (in thousands)
	2005	2004
Audit Fees	$400.0	$665.1
Audit-Related Fees	31.8	0
Services for Compliance and Tax Fees	116.7	75.2

Totals	$548.5	$740.3

The Audit Committee has determined that the rendering of all non-audit services by Ernst & Young, LLP is compatible with maintaining the auditor’s independence. The fees listed under “Audit Fees” above were incurred for service related to the annual audit of the Company’s consolidated financial statements, reviews of interim consolidated financial statements and services that are normally provided in connection with statutory and regulatory filings and engagements. In 2005, audit fees also include fees incurred for the audits of management’s assessment of the effectiveness of internal controls over financial reporting and the effectiveness of internal control over financial reporting. The fees listed under “Audit-Related Fees” above were incurred for service related to consultations regarding internal controls and other accounting matters, and the fees listed under “Tax Fees” above were incurred for services related to federal and various state tax compliance and planning. All non-audit related services in the above table were pre-approved and/or ratified by the Audit Committee. The Audit Committee approves non-audit services by Ernst & Young on an ad hoc basis, and has vested authority with Raymond V. Dittamore, the chairman of the Audit Committee, to approve non-audit services as needed. The chairman’s approval of non-audit services requires Audit Committee ratification later.

Compensation of Directors

In the fiscal year ended December 31, 2005, non-employee members of our Board of Directors received a $27,000 annual retainer for their Board service, an annual fee of $6,000 for serving on the Audit Committee (with an additional $10,000 paid to the Chairman) and an annual fee of $4,000 for serving on the Compensation or Corporate Governance Committee. The annual retainer and fee payments are made quarterly.

Pursuant to the Company’s 2004 Non-Employee Director Stock Option Program, non-employee directors who join the Board automatically receive grants of options to purchase 10,000 shares of common stock and, upon the date of each annual stockholders’ meeting, each non-employee director who has been a member of our Board of Directors for at least six months prior to the date of the stockholders’ meeting receive an automatic grant of options to acquire 5,000 shares of our common stock at an exercise price equal to the fair market value of our common stock on the date of grant. These options are fully vested on the date of grant. Directors are also eligible to participate in the Company’s 2004 Stock Incentive Plan. The Company reimburses directors for reasonable out-of-pocket expenses incurred in connection with their attending meetings of the Board and its committees.

Director Attendance at Annual Meetings

Although the Company does not have a formal policy regarding attendance by members of our Board of Directors at our Annual Meeting, we encourage all of our directors to attend. All of the Company’s directors attended our 2005 Annual Meeting, our most recent Annual Meeting, in person except for Mr. Reed, who attended the meeting by telephone.

Our Board of Directors unanimously recommends a vote “FOR” the election as director of each nominee listed above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of March 3, 2006 regarding the beneficial ownership of our common stock by (i) each person we know to be the beneficial owner of 5% or more of our common stock, (ii) each of our current executive officers, (iii) each of our directors and (iv) all of our current executive officers and directors as a group. Information with respect to beneficial ownership has been furnished by each director, executive officer or 5% or more stockholder, as the case may be. The address for all executive officers and directors is c/o Digirad Corporation, 13950 Stowe Drive, Poway, California 92064.

Percentage of beneficial ownership is calculated based on 18,708,598 shares of common stock outstanding as of March 3, 2006. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and includes shares of our common stock issuable pursuant to the exercise of stock options, warrants or other securities that are immediately exercisable or convertible or exercisable or convertible within 60 days of March 3, 2006. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

Number and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned
5% Stockholders:
Perry Corp. (1) 767 Fifth Avenue New York, NY 10153	2,351,737	12.6
Entities affiliated with Vector Fund Management (2) 1751 Lake Cook Road, Suite 350 Deerfield, IL 60015	2,165,913	11.6
Entities affiliated with HCA, Inc. (3) One Park Plaza Nashville, TN 37069	1,211,809	6.5
Executive Officers and Directors:
Mark L. Casner (4)	2,187	*
Todd P. Clyde (5)	111,861	*
Vera P. Pardee (6)	93,031	*
Richard L. Conwell (7)	88,996	*
Paul E. Early (8)	27,026	*
Freire L. Lima (9)	40,904	*
Peter M. Sullivan (10)	26,561	*
Randy L. Weatherhead (11)	1,249	*

Timothy J. Wollaeger (12)	1,350,037	7.2
Gerhard F. Burbach (13)	250,000	1.3
Raymond V. Dittamore (14)	27,429	*
R. King Nelson (15)	22,507	*
Kenneth E. Olson (16)	124,110	*
Douglas Reed, M.D (17)	2,165,913	11.6
All Executive Officers and Directors as a Group (19 Persons)	4,331,811	22.2

*	Indicates beneficial ownership of less than 1% of the total outstanding common stock.
(1)	The foregoing information is based solely upon information contained in a Schedule 13G filed with the SEC by Perry Corp. on February 13, 2006.
(2)	Includes (a) 20,000 shares subject to options exercisable within 60 days of March 3, 2006; (b) 929,312 shares held by Vector Later-Stage Equity Fund, L.P.; (c) 18 shares subject to option and warrants exercisable within 60 days of March 3, 2006 and 1,186,805 shares held by Vector Later-Stage Equity Fund II, L.P.; (d) 54 shares subject to warrants and options exercisable within 60 days of March 3, 2006 and 889 shares held by Vector Later-Stage Equity Fund II (Q.P.), L.P.; and (e) 28,835 shares held by Palivacinni Partners, LLC. Douglas Reed, a member of our Board of Directors, and Barclay A. Phillips are the managing directors of each of Vector Fund Management, L.P., which is the general partner of Vector Later-Stage Equity Fund, L.P., and Vector Fund Management II, LLC, which is the general partner of each of Vector Later-Stage Equity Fund II, L.P. and Vector Later-Stage Equity Fund II (Q.P.), L.P. Dr. Reed and Mr. Phillips, together with D. Theodore Berghorst, Peter Drake and James Foght, who are also members of the investment committee of Vector Fund Management, L.P. and Vector Fund Management II, LLC, may be deemed to have voting and investment discretion with respect to the shares held by Vector Later-Stage Equity Fund, L.P., Vector Later-Stage Equity Fund II, L.P. and Vector Later-Stage Equity Fund II (Q.P.), L.P. Dr. Reed, Mr. Phillips, Mr. Berghorst, Dr. Drake and Dr. Foght each disclaim beneficial ownership of the shares held by Vector Later-Stage Equity Fund, L.P., Vector Later-Stage Equity Fund II, L.P. and Vector Later-Stage Equity Fund II (Q.P.), L.P., except to the extent of their respective pecuniary interests in any such fund. Dr. Reed is the managing member of Palivacinni Partners and disclaims beneficial ownership of the shares held by Palivacinni Partners except to the extent of his pecuniary interests in such fund.

(3)	Includes (a) 657,082 shares directly owned by Health Care Indemnity, Inc., (b) 280,030 shares directly owned by Western Plains Capital, Inc. and (c) 274,697 shares directly owned by The HCA Foundation. The foregoing information is based solely upon information contained in a Schedule 13G filed with the SEC by the foregoing entities on February 14, 2006.
(4)	Includes 2,187 shares subject to options exercisable within 60 days of March 3, 2006. Mr. Casner was appointed as President and Chief Executive Officer, effective January 15, 2006.
(5)	Includes 111,861 shares subject to options exercisable within 60 days of March 3, 2006.
(6)	Includes 93,031 shares subject to options exercisable within 60 days of March 3, 2006.
(7)	Includes 88,941 shares subject to options exercisable within 60 days of March 3, 2006.
(8)	Includes 27,026 shares subject to options exercisable within 60 days of March 3, 2006.
(9)	Includes 40,904 shares subject to options exercisable within 60 days of March 3, 2006.
(10)	Includes 26,561 shares subject to options exercisable within 60 days of March 3, 2006.
(11)	Includes 1,249 shares subject to options exercisable within 60 days of March 3, 2006.
(12)

Includes (a) 20,000 shares subject to options exercisable within 60 days of March 3, 2006; (b) 77 shares subject to options and warrants exercisable within 60 days of March 3, 2006 held by Kingsbury Capital Partners I, L.P.; (c) 71 shares subject to options exercisable within 60 days of March 3, 2006 held by Kingsbury Capital Partners II, L.P.; (d) 84 shares subject to options and warrants exercisable within 60 days of March 3, 2006 and 306,436 shares held by Kingsbury Capital Partners III, L.P; (e) 197 shares subject to options and warrants exercisable within 60 days of March 3, 2006 and 339,766 shares held by Kingsbury Capital Partners, L.P., IV; (f) 426,330 shares held by Sanderling Venture Partners V, L.P.; (g) 104,428 shares held by Sanderling V Biomedical, L.P.; (h) 42,250 shares held by Sanderling V Limited Partnership; and (i) 37,594 shares held by Sanderling V Beteiligungs GMBH & Co. KG. The foregoing information is based upon information contained in a Form 4/A filed with the SEC by certain of the foregoing entities on March 1, 2006. Timothy J. Wollaeger, a member of our Board of Directors, is the general partner of Kingsbury Associates, L.P., which is a general partner of each of Kingsbury Capital Partners, L.P., and Kingsbury Capital Partners, L.P., IV. Mr. Wollaeger is also a managing director of Middleton, McNeil & Mills Associates V, LLC, the general partner of Sanderling Venture Partners V, L.P., Sanderling V Biomedical, L.P., Sanderling V Limited Partnership and Sanderling V Beteiligungs GMBH & Co. KG. Mr. Wollaeger and Kingsbury Associates, L.P., disclaim beneficial ownership of the shares held by Kingsbury Capital Partners, L.P., and Kingsbury Capital Partners, L.P., IV, and Mr. Wollaeger disclaims beneficial ownership of the shares held by Sanderling Venture Partners V, L.P., Sanderling V Biomedical, L.P., Sanderling V Limited Partnership and Sanderling V Beteiligungs GMBH & Co. KG, in each case except to the extent of his or its pecuniary interests in the named fund. As general partner, Mr. Wollaeger has voting and investment power with respect to the shares held by Kingsbury Associates, L.P., Kingsbury Capital Partners, L.P., and Kingsbury Capital Partners, L.P., IV. Mr. Wollaeger shares voting and investment power with respect to the shares held by Sanderling Venture Partners V, L.P., Sanderling V

Biomedical, L.P., Sanderling V Limited Partnership and Sanderling V Beteiligungs GMBH & Co. KG with the other managing directors of Middleton, McNeil & Mills Associates V, LLC.
(13)	Includes 250,000 shares subject to options exercisable within 60 days of March 3, 2006. Mr. Burbach resigned as President and Chief Executive Officer, effective January 15, 2006.
(14)	Includes 21,429 shares subject to options exercisable within 60 days of March 3, 2006.
(15)	Includes 21,507 shares subject to options exercisable within 60 days of March 3, 2006.
(16)	Includes (a) 70,750 shares subject to options exercisable within 60 days of March 3, 2006; (b) 12 shares subject to warrants exercisable within 60 days of March 3, 2006 held by the Kenneth E. Olson Trust dated March 16, 1989; (c) 43,492 shares held by the Kenneth E. Olson Trust dated March 16, 1989; and (d) 9,856 shares held by Linda Olson, Mr. Olson’s wife. Kenneth E. Olson, a member of our Board of Directors, is the trustee of the Kenneth E. Olson Trust dated March 16, 1989.
(17)	Includes (a) 20,000 shares subject to options exercisable within 60 days of March 3, 2006; (b) 929,312 shares held by Vector Later-Stage Equity Fund, L.P.; (c) 18 shares subject to option and warrants exercisable within 60 days of March 3, 2006 and 1,186,805 shares held by Vector Later-Stage Equity Fund II, L.P.; (d) 54 shares subject to warrants and options exercisable within 60 days of March 3, 2006 and 889 shares held by Vector Later-Stage Equity Fund II (Q.P.), L.P.; and (e) 28,835 shares held by Palivacinni Partners, LLC. Douglas Reed, a member of our Board of Directors, is a managing director of Vector Fund Management, L.P., which is the general partner of Vector Later-Stage Equity Fund, L.P., and Vector Fund Management II, LLC, which is the general partner of each of Vector Later-Stage Equity Fund II, L.P. and Vector Later-Stage Equity Fund II (Q.P.), L.P. and is a managing member of Palivacinni Partners, LLC. Dr. Reed disclaims beneficial ownership of the shares held by Vector Later-Stage Equity Fund, L.P., Vector Later-Stage Equity Fund II, L.P. and Vector Later-Stage Equity Fund II (Q.P.), L.P., except to the extent of his pecuniary interests in the named fund. Dr. Reed may be deemed to share voting and investment power with respect to the shares held by Vector Later-Stage Equity Fund, L.P., Vector Later-Stage Equity Fund II, L.P. and Vector Later-Stage Equity Fund II (Q.P.), L.P. with the other managing director and members of the investment committee of Vector Fund Management, L.P. and Vector Fund Management II, LLC. Dr. Reed disclaims beneficial ownership of the shares held by Palivacinni Partners, LLC, except to the extent of his pecuniary interests in the entity. Dr. Reed may be deemed to have voting and investment power with respect to the shares held by Palivacinni Partners, LLC with the other managing members.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Our Executive Officers

The following table sets forth information as to persons who currently serve as our executive officers.

Name	Age	Position
Mark L. Casner	50	President and Chief Executive Officer
Todd P. Clyde	37	Chief Financial Officer and Senior Vice President, Finance
Peter M. Sullivan	44	President, Digirad Imaging Products
Vera P. Pardee	49	General Counsel, Secretary and Senior Vice President, Legal
Randy L. Weatherhead	53	Senior Vice President, Sales and Marketing
Paul J. Early	70	Vice President and Corporate Radiation Safety Officer
Richard L. Conwell	55	Senior Vice President of Technology

For information regarding Mr. Casner, see “Proposal 1—Election of Directors.”

Todd P. Clyde has served as our Chief Financial Officer and Senior Vice President, Financial since January 2006, and has served as Chief Financial Officer since November 2002. From January 2002 to November 2002, Mr. Clyde was Chief Financial Officer at Del Mar Database, Inc., a software company developing products for the mortgage lending industry. From March 2000 to October 2001, Mr. Clyde was Vice President and Controller at Verance Corporation, a digital information tracking and security company. From October 1997 to March 2000, Mr. Clyde was Vice President and Division Controller at I-Bus/Phoenix, a division of Maxwell Technologies, Inc. which is a manufacturer of customized industrial computing. Prior to this, he was a senior auditor at Ernst & Young, LLP, an international public accounting firm. Mr. Clyde received his B.S. in accounting and his Masters of Accountancy from Brigham Young University. Mr. Clyde is a Certified Public Accountant.

Peter M. Sullivan has served us as President, Digirad Imaging Products since January 2006. He joined Digirad as Senior Vice President, Operations in April 2005, after having been a consultant for Digirad for 3 months. From June 2001 until January 2005, Mr. Sullivan served as Vice President and General Manager at Assyst Technologies, Inc., a company focused on the semiconductor automation market. From November 1998 until its acquisition by Philips Medical Systems in January 2001, Mr. Sullivan held various roles at ADAC Laboratories, a medical imaging company, most recently as Vice President of Operations and Field Service. Prior to that, Mr. Sullivan held various management roles with LAM Research Corporation, a semiconductor equipment and materials company, from July 1992 to November 1998 and with Applied Materials, a semiconductor equipment and materials company, from October 1989 to June 1992. Mr. Sullivan is a graduate of Worcester Polytechnic Institute, where he received a B.S. degree in Chemical Engineering.

Vera P. Pardee has served as our Senior Vice President, Legal since January 2006, and has been our Vice President, General Counsel and Secretary since April 2003. From July 2000 to February 2002, Ms. Pardee served as Vice President, General Counsel and Secretary of Nanogen, Inc., a biotechnology company developing molecular diagnostic tests for the clinical research and diagnostics markets. From January 1988 to June 2001, Ms. Pardee was in private practice as a partner and associate at Seltzer Caplan Vitek McMahon and from 1983 to 1987 as an associate at O’Melveny & Myers, LLP. Since March 2006, Ms. Pardee has served as a director of Barnabus Energy, Inc., an alternative energy company. Ms. Pardee received her J.D. from Southwestern University School of Law.

Randy L. Weatherhead has served as Senior Vice President, Sales and Marketing since January 2006. He joined Digirad as Vice President of Marketing in August of 2005. Prior to coming to Digirad, he served for nearly eight years as Global Vice President at Siemens Medical Systems Nuclear Medicine, a medical imaging products company, and PET Products, a medical imaging products company. From November 1974 to October 1986, he was Director of Marketing for Technicare, a Johnson and Johnson company, and before that held senior sales and marketing positions with a number of companies specialized in medical imaging, including ONI in

Wilmington, MA, Sopha Medical Systems, formerly of Columbia, MD, and ADAC Laboratories (now Philips) in Milpitas, CA. Mr. Weatherhead received certifications in x-ray technology and nuclear medicine technology from E.W. Sparrow Hospital in Lansing, Michigan and from Duke University Medical Center in Durham, North Carolina, respectively.

Paul J. Early has served as our Vice President of Corporate Radiation Safety since March 2004. From March 2001 to March 2004, Mr. Early served as our Corporate Radiation Safety Officer. Prior to joining us, Mr. Early was the President of Associates at Medical Physics, the scientific journal of the American Association of Physicists in Medicine. Mr. Early is the author of multiple books, including the nuclear medicine textbook “Textbook of Nuclear Medicine Technology.” Mr. Early is a Diplomat of the American Board of Medical Physics, the American Board of Science in Nuclear Medicine and the American Board of Radiology. Mr. Early received his B.S. from St. Ambrose University and completed two years of post-graduate studies at Creighton University.

Richard L. Conwell has served as our Senior Vice President of Technology since July 2004. He was our Vice President of Advanced Research and Development and Business Development from August 2001 to June 2004, and our Vice President of Marketing from January 2001 to August 2001. Before that, he was our Vice President of Research and Development and Marketing from March 2000 to January 2001, and Vice President of Research and Development from June 1996 to March 2000. Prior to joining us, Mr. Conwell was Vice President of Thermo Gamma Metrics, a company which develops and markets on-line, high-speed process optimization systems for raw-materials analysis, where he was responsible for the company’s bulk material analyzer business. Mr. Conwell received his B.S. in physics and computer science from Ball State University.

Summary Compensation Table

The following table sets forth certain information concerning compensation for the fiscal years ended December 31, 2005, 2004 and 2003 received by our former Chief Executive Officer and our five most highly compensated executive officers, other than our former Chief Executive Officer, who were serving as executive officers as of the end of the last completed fiscal year (the “Named Executive Officers”). No executive officer resigned or terminated employment during the 2005 fiscal year who would have otherwise been included in such table on the basis of salary and bonus earned for that year. The compensation described in this table does not include medical, group life insurance or other benefits which are available generally to all of our salaried employees.

			Annual Compensation					Long-Term Compensation
								Securities Underlying Options
Name and Principal Position	Fiscal Year		Salary	Bonus(1)		Other Annual Compensation(2)
Gerhard F. Burbach (3) Former President and Chief Executive Officer	2005 2004 2003	(4)	$212,500 — —	$	— — —	$	— — —	240,000 — —
Todd P. Clyde Chief Financial Officer and Senior VP, Finance	2005 2004 2003		213,331 182,031 170,000		10,000 20,985 22,000		— — —	75,000 20,000 —
Vera P. Pardee General Counsel and Senior VP, legal and Secretary	2005 2004 2003	(4)	220,323 192,912 128,077		10,000 22,354 14,672		— — —	75,000 14,286 85,714
Richard L. Conwell, Senior Vice President of Technology	2005 2004 2003		177,315 144,369 120,000		10,000 16,880 22,500		— — —	60,000 26,786 —
Freire L. Lima Vice President of Clinical Operations	2005 2004 2003		138,577 129,016 124,043		52,118 55,457 22,245		— — —	35,000 24,186 —
David M. Sheehan (5) Former President and Chief Executive Officer	2005 2004 2003	(4)	120,910 234,385 216,538		— 27,372 37,500		— —	— 100,000 —

(1)	These amounts represent bonuses earned during the fiscal years ended December 31, 2005, 2004 and 2003. Annual bonuses earned during a fiscal year are paid in the first quarter of the subsequent fiscal year.
(2)	In accordance with the rules of the Securities and Exchange Commission, the other annual compensation described in this table does not include various perquisites and other personal benefits received by a Named Executive Officer that do not exceed the lesser of $50,000 or 10% of such officer’s salary and bonus disclosed in this table.
(3)	Mr. Burbach resigned as President and Chief Executive Officer, effective January 15, 2006.
(4)	Salary and bonus amounts reflect less than a full year’s service by the officer to us in the listed fiscal year.
(5)	Mr. Sheehan resigned as President and Chief Executive Officer, effective April 21, 2005.

Option Grants in Last Fiscal Year

The following table sets forth information regarding stock options we granted during the year ended December 31, 2005 to each of the Named Executive Officers and our former Chief Executive Officer and President. During the year ended December 31, 2005, we granted stock option to purchase an aggregate of 1,346,311 shares of our common stock, a large majority of which was granted to employees. All options were granted at the fair market value of our common stock, as determined by our Board of Directors on the date of grant.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
	Number of Shares Underlying Options Granted(1)	Percent of Total Options Granted to Employees In Last Fiscal Year	Exercise Price	Expiration Date

Name					5%	10%
Gerhard F. Burbach	240,000	17.8%	$5.500	4/28/2015	$830,141	$2,103,740
Todd P. Clyde	75,000	5.6%	$5.500	4/28/2015	$259,419	$657,419
Vera P. Pardee	75,000	5.6%	$5.500	4/28/2015	$259,419	$657,419
Richard L. Conwell	60,000	4.5%	$5.500	4/28/2015	$207,535	$525,935
Freire L. Lima	35,000	2.6%	$5.500	4/28/2015	$121,062	$306,795
David M. Sheehan	—	—	—	—	—	—

(1)	All options indicated in the table as expiring on April 28, 2015 are immediately exercisable but we have the right to repurchase any underlying shares of unvested common stock upon termination of the holder’s employment with us. Such options vest in 48 successive equal monthly installments.
(2)	Potential realizable value is based on the assumption that our common stock appreciates at the annual rate shown (compounded annually) from the date of the grant until the expiration of the ten-year option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect our estimate of future stock price growth.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

The following table sets forth information regarding unexercised stock options held by the Named Executive Officers and our former Chief Executive Officer and President as of December 31, 2005. Options shown as exercisable in the table below are immediately exercisable, but we have the right to purchase the shares of unvested common stock underlying some of these options upon termination of the holder’s employment with the Company.

Name	Number of Shares Underlying Unexercised Options at December 31, 2005		Value of Unexercised In-the-Money Options at December 31, 2005(1)		Shares Acquired on Exercise	Value Realized
	Exercisable	Unexercisable	Exercisable	Unexercisable
Gerhard F. Burbach	170,000	80,000	—	—	—	—
Todd P. Clyde	94,617	93,240	$257,288	70,498	—	—
Vera P. Pardee	76,862	98,138	$203,921	98,649	—	—
Richard L. Conwell	80,456	65,870	$208,757	—	—	—
Freire Lima	35,232	43,317	$67,847	—	—	—
David M. Sheehan	—	—	—	—	415,633	$1,998,192

(1)	“In-the-money” options are those for which the fair market value of the underlying securities exceeds the exercise or base price of the option. These columns are based upon the closing price of $4.02 per share on December 30, 2005, minus the per share exercise price, multiplied by the number of shares underlying the option. Actual gains on exercise, if any, will depend on the value of our common stock on the date on which the shares are sold.

Equity Compensation Plan Information

The following table sets forth information regarding our equity compensation plans at December 31, 2005 that were either approved or not approved by our stockholders:

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants or Rights	Weighted Average Exercise Price of Outstanding Options, Warrants or Rights	Number of Shares Remaining Available for Future Issuance
Equity compensation plans approved by our stockholders(1)	2,080,331	5.09	320,640
Equity compensation plans not approved by our stockholders(2)	277,918	11.72	300,000

(1)	Includes our 1991 Stock Option Program, 1997 Stock Option/Stock Issuance Plan, 1998 Stock Option/Stock Issuance Plan and 2004 Stock Incentive Plan. No future grants may be made under our 1991 Stock Option Program, 1997 Stock Option/Stock Issuance Plan or 1998 Stock Option/Stock Issuance Plan. The number of shares reserved for issuance under the 2004 Stock Incentive plan will be increased by any shares, up to a maximum of 1,500,000 shares, represented by outstanding awards under the 1998 Stock Option/Stock Issuance Plan that are forfeited, expire or are cancelled.
(2)	Represents shares reserved for our 2005 Inducement Stock Incentive Plan. Also represents outstanding warrants to purchase shares of our common stock issued from time to time between November 2000 and February 2004 in connection with various consulting service managements. Such warrants expire five years from their respective dates of issuance.

Employment Arrangements and Change in Control Arrangements

We have entered into a written employment agreement with our Chief Executive Officer, Mark Casner. The agreement continues for an unspecified term and may be terminated by either party without cause at any time for any reason, subject to the payment of certain amounts as set forth below. Pursuant to the terms of the agreement, Mr. Casner is entitled to a base salary of $295,000 per year. The base salary is subject to annual review by the Board of Directors and may be adjusted in its sole discretion. Mr. Casner is entitled to earn an annual bonus of up to 50% of his base salary under our executive performance bonus plan. If Mr. Casner’s employment is terminated by us without cause, he will receive, subject to his signing a release of all claims, a lump sum payment equal to nine months of his base salary.

We have no written employment or severance agreements with any other Named Executive Officer.

The option agreements of our Named Executive Officers provide that, in case of a change of control of the company, all options then outstanding and either assumed or replaced by the successor entity as part of such change of control shall become fully vested if such Named Executive Officers’ employment is terminated without cause within twelve (12) months of the change of control. All options then outstanding but neither assumed or replaced by the successor entity shall vest immediately upon the change of control event.

Compensation Committee Interlocks and Insider Participation

Messrs. Wollaeger, Dittamore and Reed serve on the Compensation Committee of our Board of Directors. No interlocking relationship exists between any member of the Compensation Committee and any member of any other company’s board of directors or compensation committee.

PERFORMANCE GRAPH

The following graph illustrates a comparison of the total cumulative stockholder return on our common stock since June 10, 2004, the date of our initial public offering, to two indices: (i) the Center for Research in Security Prices (“CRSP”) Total Return Index for the Nasdaq Stock Market and (ii) a peer group industry index based on the standard industrial code for surgical, medical and dental instruments and supplies (“Peer Group Index”). The graph assumes an initial investment of $100 on June 10, 2004 and that all dividends have been reinvested. No cash dividends have been declared on our common stock. The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of our common stock.

Comparison of Five-Year Cumulative Total Returns

Produced on 02/02/2006 including data to 12/30/2005

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee is composed of three directors of our Board of Directors, each of whom is a “non-employee director” within the meaning of Rule 16b-3 under the Securities and Exchange Act of 1934 and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code. The Compensation Committee receives and approves each of the elements of the executive compensation program of the Company and continually assesses the effectiveness and competitiveness of the program. In addition, the Compensation Committee reviews with our Board of Directors all aspects of the compensation structure for the Company’s executives. Set forth below in full is the Report of the Compensation Committee regarding compensation paid by us to our executive officers during 2005.

Compensation Philosophy

Our executive compensation program is based upon a pay-for-performance philosophy. The executive compensation program is designed to provide value to the executive based on the extent of individual performance, our performance versus budgeted revenue and net income targets and other financial measures and our longer-term financial performance and total return to stockholders. We include a significant equity component to align the long-term interests of our executives and directors with those of our stockholders.

Elements of the Executive Compensation Program

Base Salary. As a general matter, the base salary for each executive is initially established through negotiation at the time the officer is hired, taking into account such officer’s qualifications, experience, prior salary and competitive salary information. Year-to-year adjustments to each executive officer’s base salary are determined by an assessment of her or his sustained performance against her or his individual job responsibilities including, where appropriate, the impact of such performance on the Company’s business results, current salary in relation to the salary range designated for the job, experience, potential for advancement, and an assessment against base salaries paid to executives for comparable jobs in the marketplace.

Annual Incentive Bonuses. Payments under our annual performance incentive bonus plan are based on achieving personal and corporate goals. Personal goals are established for each executive and support our overall corporate goals. Wherever possible, personal goals contain quantitative components. An executive officer’s failure to meet some or all of her or his personal goals will affect the bonus amount or preclude participation in the bonus program altogether. Corporate goals consist of certain revenue and net income targets for the Company.

On March 14, 2005, following the recommendations of the Compensation Committee, our Board of Directors approved a bonus plan for 2005 pursuant to which certain of our executive officers would be entitled to receive bonus payments based upon the Company’s achieving certain revenue and net income targets. The aggregate bonus amount payable to the executive officers under the 2005 bonus arrangements (the “Aggregate Bonus Amount”) was equal to (i) 1.667% of each dollar of our revenue over $68.0 million plus (ii) 5% of each dollar of our net income if our total net income were above $1.0 million. In the event, however, that certain minimum revenue and net income thresholds would not be met, no bonuses were to be paid under the plan. Executive officers eligible to receive bonuses were entitled to receive that portion of the Aggregate Bonus Amount which was equal to the quotient obtained by dividing (x) such executive officer’s base salary by (y) the sum of all base salaries for our executive officers eligible to receive bonuses. Because we did not meet the minimum thresholds, the Board of Directors approved no bonuses under the plan. On February 16, 2006, the Compensation Committee recommended, and the Board of Directors approved, the payment of retention bonuses of $10,000 each to six of our executive officers.

Long-Term Incentives. Our long-term incentives consist of stock option awards. The objective of these awards is to advance our longer-term interests and those of our stockholders and to complement incentives tied to annual performance. These awards are designed to provide rewards to executives based upon the creation of incremental stockholder value.

Stock options will only produce value to executives if the price of our stock appreciates, thereby directly linking the interests of executives with those of stockholders. The number of stock options granted will be based on an executive’s position, the executive’s performance in the prior year and the executive’s potential for continued sustained contributions to our success. The executive’s right to the stock options will generally vest over a four-year period, on a monthly basis, and each option will be exercisable over a ten-year period following its grant unless the executive’s employment terminates prior to such date. In order to preserve the linkage between the interests of executives and those of stockholders, the executives will be encouraged to utilize the shares obtained on the exercise of their stock options, after satisfying the cost of exercise and taxes, to establish and maintain a significant level of direct ownership.

CEO Compensation

The Compensation Committee believes that the total compensation of our President and Chief Executive Officer is largely based upon the same policies and criteria used for other executive officers at comparable companies. Each year the Compensation Committee reviews the Chief Executive Officer’s compensation arrangement, the individual performance for the calendar year under review, as well as the Company’s performance. The 2005 base salary of $325,000 of Gerhard F. Burbach, the Company’s former President and Chief Executive Officer, was established pursuant to an oral, at-will arrangement. As indicated above, in 2005, the Compensation Committee established a bonus plan for Mr. Burbach and the other executive officers. The plan was based on meeting certain personal goals as a pre-condition for eligibility to participate in the corporate bonus plan, which in turn required meeting certain revenue and net income targets. As we failed to reach these targets, Mr. Burbach did not receive a bonus for 2005. In April, 2005, Mr. Burbach was granted options under the 2004 Stock Incentive Plan to purchase 240,000 shares of our common stock at $5.50 per share. The Committee believes that Mr. Burbach’s 2005 compensation was at a level competitive with compensation for other Chief Executive Officers within the medical device industry.

Mark Casner became our Chief Executive Officer and President effective January 15, 2006. Mr. Casner’s base salary for 2006 is $295,000, and Mr. Casner will be entitled to participate in a bonus plan for 2006 once it has been established by the Board of Directors. On January 9, 2006, Mr. Casner was awarded options under the 2004 Stock Incentive Plan to purchase 35,000 shares of our common stock at $3.89 per share. Mr. Casner’s employment with us is based on a written employment agreement that is described in the Section entitled, “Employment Arrangements and Change in Control Arrangements,” above. We believe that Mr. Casner’s compensation is at a level competitive with compensation for chief executive officers in the medical device industry.

Section 162(m) Tax Deductibility

Internal Revenue Code Section 162(m) precludes the Company from deducting certain forms of non-performance-based compensation in excess of $1,000,000 to named executive officers. To date, we have not exceeded the $1,000,000 limit for any executive, and the Compensation Committee has not defined a policy that all compensation must be deductible. However, since stock-based awards comprise a significant portion of total compensation, the Compensation Committee has taken appropriate steps to preserve deductibility for such awards in the future, when appropriate.

Conclusion

Through the programs described above, a significant portion of our compensation program and realization of its benefits is contingent on both the Company and individual performance.

The foregoing report has been furnished by the Compensation Committee.

COMPENSATION COMMITTEE

Timothy J. Wollaeger

Raymond V. Dittamore

Douglas Reed, M.D.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since January 2005, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are a party in which the amount involved exceeds $60,000 and in which any director, executive officer or beneficial holder of more than 5% of any class of our voting securities or members of such person’s immediate family had or will have a direct or indirect material interest, other than the transactions described below. All future transactions between us and any of our directors, executive officers or related parties will be subject to the review and approval of our Audit Committee.

Issuances of Options

During the year ended December 31, 2005, we granted options to purchase an aggregate of 960,000 shares of our common stock to our current directors and executive officers, including each of our executive officers named in the Summary Compensation Table, at an average weighted exercise price of $5.313.

Other Transactions

We have entered into agreements with all prior holders of our preferred stock, including entities affiliated with some of our directors and holders of 5% or more of our common stock, whereby we granted them registration rights with respect to their shares of common stock issued upon conversion of their preferred stock.

We have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements require us to indemnify these individuals to the fullest extent permitted by Delaware law and may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. In addition, we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances.

We believe that all of the transactions described above were on terms at least as favorable to us as they would have been had we entered into those transactions with unaffiliated third parties.

PROPOSAL 2

APPROVAL OF AMENDMENT TO

RESTATED CERTIFICATE OF INCORPORATION

We are asking our stockholders to approve an amendment to the Company’s Restated Certificate of Incorporation to decrease the number of authorized shares of common stock from 150,000,000 to 80,000,000. Each share of common stock will continue to have the same rights and privileges as each share of currently authorized common stock. As amended, Section (A) of Article IV of the Company’s Restated Certificate of Incorporation will read as follows:

“(A) CLASSES OF STOCK. The Corporation is authorized to issue two classes of stock, denominated “Common Stock” and “Preferred Stock.” The Common Stock shall have a par value of $0.0001 per share and the Preferred Stock shall have a par value of $0.0001 per share. The total number of shares of Common Stock which the Corporation is authorized to issue is Eighty Million (80,000,000), and the total number of shares of Preferred Stock which the Corporation is authorized to issue is Ten Million (10,000,000), which shares of Preferred Stock shall be undesignated as to series.”

The Board of Directors unanimously approved this amendment to our Restated Certificate of Incorporation in February 2006.

Vote Required

The affirmative vote of holders of a majority of the shares of the Company’s common stock outstanding as of the record date for the annual meeting is required for approval of the proposed amendment to the Restated Certificate of Incorporation.

Discussion of Proposal

The Board of Directors believes it is in the best interests of the Company to decrease the number of authorized shares of common stock in order to reduce the Company’s Delaware franchise tax liability and fees associated with the number of authorized shares of the Company’s capital stock. The Board of Directors believes that after the proposed reduction in the number of authorized shares of common stock, the Company will continue to have a sufficient number of authorized shares of common stock available for use in connection with anticipated corporate actions over the near-term.

Effect of Approval of Proposal

If this proposal is approved, the Company will file an amendment to the Restated Certificate of Incorporation with the Delaware Secretary of State as soon as practicable after the annual meeting to effect the decrease in the authorized shares of our common stock.

Our Board of Directors unanimously recommends a vote “FOR” the decrease in the authorized number of shares of common stock of the Company.

PROPOSAL 3

AMENDMENT AND RESTATEMENT OF THE 2004 STOCK INCENTIVE PLAN

At the annual meeting, the stockholders will be asked to approve amendments to the Digirad Corporation 2004 Stock Incentive Plan (the “2004 Plan”) to (1) increase by 1,000,000 the maximum number of shares of common stock that may be issued under the 2004 Plan and (2) to approve certain provisions of the 2004 Plan solely for the purpose of preserving our ability to deduct in full for federal income tax purposes the compensation recognized by our executive officers in connection with certain awards that may be granted in the future under the 2004 Plan. If the stockholders approve the amended and restated 2004 Plan, it will replace our current version of the 2004 Plan. Otherwise, the current version of the 2004 Plan will remain in effect. Our named executive officers and directors have an interest in this proposal.

The Board of Directors has previously adopted, on March 3, 2006 and subject to stockholder approval, an amendment to the 2004 Plan to increase the share reserve by 1,000,000 shares and to permit future awards under the 2004 Plan to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code (the “Code”). The 1,000,000 increase in the 2004 Plan’s share reserve includes a new request for 700,000 shares plus the 300,000 shares remaining available for grant under the Digirad Corporation 2005 Inducement Stock Incentive Plan (the “Inducement Plan”), as of March 3, 2006. Upon the approval of this amendment and restatement of the 2004 Plan the Inducement Plan will be terminated and no new awards will be granted or authorized under such Inducement Plan.

Section 162(m) of the Code (“Section 162(m)”) limits the federal income tax deductibility of compensation paid to our Chief Executive Officer and to each of our four other most highly compensated executive officers to $1 million in any one year. However, we may deduct compensation in excess of that amount if it qualifies as “performance-based compensation,” as defined in Section 162(m). As amended and restated, the 2004 Plan is designed to qualify awards under Section 162(m) as performance-based compensation, so that we may receive a federal income tax deduction for performance-based awards to our executive officers even if an executive’s compensation exceeds $1 million in that year. In order for future awards under the 2004 Plan to qualify as performance-based compensation, stockholders must approve the changes to the 2004 Plan that specify the types of performance criteria that may be used as goals under the 2004 Plan and limit the number of securities and/or the dollar amount of awards that may be granted to any individual in any fiscal year.

The Board of Directors believes that in order to successfully attract and retain the best possible candidates for positions of responsibility, we must continue to offer a competitive equity incentive program. As of March 3, 2006, only 183,926 shares remained available for the future grant of stock awards under the 2004 Plan, a number that management and the Board of Directors believed to be insufficient to meet our anticipated needs. Therefore, the Board of Directors has adopted, subject to stockholder approval, an amendment to increase the maximum number of shares of common stock issuable under the 2004 Plan by 1,000,000 shares to a total of 2,500,000 shares (subject to adjustment upon certain changes in our capital structure), to ensure that we will continue to have available a reasonable number of shares for our stock award program. Subject to stockholder approval of this amendment to the 2004 Plan our Inducement Plan will be terminated and no new awards would be granted or authorized under such Inducement Plan.

Consequently, by approving the amended and restated 2004 Plan, stockholders will be approving the 1,000,000 share increase, the performance measures upon which specific performance goals applicable to certain awards would be based, the limits on the numbers of shares or compensation that would be made subject to certain awards and the other material terms of the 2004 Plan described below.

Description of the Amended and Restated 2004 Plan

The following summary of the 2004 Plan is qualified in its entirety by the specific language of the 2004 Plan, a copy of which is available to any stockholder upon request, or available electronically as filed with our Proxy Statement for the 2006 Annual Meeting of the Stockholders at the SEC’s Internet site at http://www.sec.gov.

General

The purpose of the 2004 Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, directors and consultants, and to promote the success of our business. We will provide these incentives through the grant of stock options, stock appreciation rights (“SARs”), dividend equivalent rights, restricted stock and restricted stock units.

Eligibility

Eligible participants include our employees, consultants and directors. As of March 3, 2006, approximately 354 employees (including one employee director, six non-employee directors and three consultants) were eligible to participate in the 2004 Plan.

Administration of Awards

The Compensation Committee administers the 2004 Plan. The administrator has the power to determine the terms of the awards, including the individuals to whom awards will be made, the type of awards, the amount of the award, the exercisability of the awards, the form of consideration, if any, payable upon exercise. Additionally, the administrator makes all other determinations necessary or advisable for the administration of the 2004 Plan, including interpreting the 2004 Plan and any award agreements under the 2004 Plan. The 2004 Plan also forbids, without stockholder approval, the repricing of any outstanding stock option or stock appreciation right. In the case of awards intended to qualify as “performance-based compensation” within the meaning of Section 162(m), the Compensation Committee, which consists of two or more “outside directors” within the meaning of Section 162(m), approves such grants and the performance goals for any performance period. In the case of awards that require achievement of specified performance goals, following the completion of the performance period, the Compensation Committee certifies in writing whether, and to what extent, the performance goals for the performance period have been achieved.

Share Reserve

A maximum of 2,500,000 shares of our common stock are authorized for issuance under the 2004 Plan. Shares subject to awards that expire or are cancelled or forfeited will again become available for issuance under the 2004 Plan. Awards settled in cash or by shares withheld to satisfy the purchase price of an award or tax withholding obligations will not count against the authorized share reserve.

As amended and restated, the 2004 Plan contains annual grant limits intended to satisfy Code Section 162(m). Specifically, the maximum number of shares which could be issued to any one individual in any fiscal year pursuant to options and SARS is limited to 1,000,000, and the maximum number of shares which could be issued to any one individual in any fiscal year pursuant to the grant of restricted stock or restricted stock units is 750,000. In addition, an individual may be granted options or SARs to purchase up to an additional 750,000 shares of our common stock in connection with his or her initial hiring.

The Compensation Committee will adjust the maximum number and type of shares that may be granted pursuant to the 2004 Plan, the limitations on annual grants to individuals or in connection with an individual’s initial hiring, as well as the number and type of shares subject to outstanding awards, the option price, grant price or other price of shares subject to outstanding awards and any other conditions of outstanding awards, in the event of a merger, reorganization, consolidation, recapitalization, liquidation, stock dividend, spin-off, stock split, reverse stock split, share combination, share exchange, extraordinary dividend, or any change in the corporate structure affecting our common stock.

Awards

The 2004 Plan provides for the grant of incentive stock options, nonstatutory stock options, SARs, restricted stock, restricted stock units and dividend equivalent rights. Set forth below is a general description of the types of awards that may be granted under the 2004 Plan. On March 3, 2006, the closing price of our common stock on the Nasdaq National Market was $3.86 per share.

Stock Options

The administrator determines the exercise price of options granted under the 2004 Plan, but with respect to nonstatutory stock options intended to qualify as “performance-based compensation” within the meaning of Section 162(m) and all incentive stock options, the exercise price must at least be equal to the fair market value of our common stock on the date of grant. The term of an incentive stock option may not exceed ten years, except that with respect to any participant who owns 10% of the voting power of all classes of our outstanding stock, the term must not exceed five years and the exercise price must equal at least 110% of the fair market value on the grant date. The administrator determines the term of all other options.

Stock Appreciation Rights

SARs may be granted under the 2004 Plan. SARs allow the recipient to receive the appreciation in the fair market value of our common stock between the exercise date and the date of grant. The administrator determines the terms of SARs, including when such rights become exercisable and whether to pay the increased appreciation in cash or with shares of our common stock, or a combination thereof.

Restricted Stock

Restricted stock may be granted under the 2004 Plan. Restricted stock awards are shares of our common stock that vest in accordance with terms and conditions established by the administrator. The administrator will determine the number of shares of restricted stock granted to any employee. The administrator may impose whatever conditions to vesting it determines to be appropriate. For example, the administrator may set restrictions based on the achievement of specific performance goals. Shares of restricted stock that do not vest are subject to our right of repurchase or forfeiture.

Restricted Stock Units

The 2004 Plan permits the grant of restricted stock units, which are grants of rights to receive a share of our common stock which are paid out in installments or on a deferred basis, as determined in the administrator’s sole discretion and in accordance with rules and procedures established by the administrator. Restricted stock units may be settled in cash, shares of our common stock or a combination of cash and our common stock.

Dividend Equivalents

The Committee may, in its discretion, include in any award agreement a dividend equivalent right entitling the grantee to receive amounts equal to the dividends that would be paid, during the time any such award is outstanding, on the shares of our common stock covered by such award as if such shares were then outstanding. The grantee of a dividend equivalent right will have only the rights of a general unsecured creditor until payment of such amount is made as specified in the applicable award agreement.

Performance-Based Compensation

Any award under the 2004 Plan can be granted such that the award will result in a payment to a participant only if performance goals established by the administrator are achieved or the awards otherwise vest. As described below, the administrator will establish organizational or individual performance goals in its discretion within the parameters of the 2004 Plan, which, depending on the extent to which they are met, will determine the degree of granting, vesting and/or payout value of such award. As amended and restated, the 2004 Plan provides specific measures from which the administrator may base performance goals. Specifically, performance goals to be used for awards shall be chosen from one or more of the following measures: (i) increase in share price, (ii) earnings per share, (iii) total stockholder return, (iv) operating margin, (v) gross margin, (vi) return on equity, (vii) return on assets, (viii) return on investment, (ix) operating income, (x) net operating income, (xi) pre-tax profit, (xii) cash flow, (xiii) revenue, (xiv) expenses, (xv) earning before interest, taxes and depreciation, (xvi) economic value added, (xvii) market share, and (xviii) personal management objectives.

Prior to the beginning of any applicable performance period or such later date as permitted under Section 162(m), the Compensation Committee will establish one or more performance goals applicable to the award. The target levels with respect to these performance measures may be expressed on an absolute basis or relative to a standard specified by the Compensation Committee. The degree of attainment of performance measures will, according to criteria established by the Compensation Committee, be computed before the effect of changes in accounting standards, restructuring charges and similar extraordinary items occurring after the establishment of the performance goals applicable to a performance award.

Following completion of the applicable performance period, the Compensation Committee will certify in writing the extent to which the applicable performance goals have been attained and the resulting value to be paid to the participant. The Compensation Committee retains the discretion to eliminate or reduce, but not increase, the amount that would otherwise be payable to the participant on the basis of the performance goals attained. However, no such reduction may increase the amount paid to any other participant. Performance award payments may be made in lump sum or in installments. If any payment is to be made on a deferred basis, the Committee may provide for the payment of dividend equivalents or interest during the deferral period.

No performance award may be sold or transferred other than by will or the laws of descent and distribution prior to the end of the applicable performance period. We reserve the right to grant awards that do not qualify for the Section 162(m) performance-based exception.

Effect of a Change in Control

The 2004 Plan provides that in the event of our “change in control,” all outstanding awards shall automatically become fully vested and exercisable and be released from any repurchase or forfeiture rights, provided the recipient is still providing service to us on the date of our change in control.

With respect to awards which are assumed in a change in control, such awards will become fully vested and exercisable following our change in control if such recipient service is terminated by us or a successor to us without “cause,” provided that the termination occurs within the 12 months following our change in control.

Transferability

Unless otherwise permitted by the administrator, the 2004 Plan generally does not allow for the transfer of awards, and only the recipient of an award may exercise an award during his or her lifetime.

Termination and Amendment

The 2004 Plan will automatically terminate on April 26, 2014, unless we terminate it sooner. In addition, the Compensation Committee has the authority to amend, suspend or terminate the 2004 Plan provided such action does not impair the rights of any participant. However, we intend to obtain stockholder approval with respect to any further amendments to the 2004 Plan to the extent required for awards under the 2004 Plan to continue to satisfy the requirements for “performance-based compensation” under Section 162(m), or otherwise required by applicable law.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the 2004 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

Incentive Stock Options. An optionee recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Optionees who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, we will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the determination date (see discussion under “Nonstatutory Stock Options” below) and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by us for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

The difference between the option exercise price and the fair market value of the shares on the determination date of an incentive stock option (see discussion under “Nonstatutory Stock Options” below) is treated as an adjustment in computing the optionee’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

Nonstatutory Stock Options. Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the determination date (as defined below). If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The “determination date” is the date on which the option is exercised unless the shares are subject to a substantial risk of forfeiture (as in the case where an optionee is permitted to exercise an unvested option and receive unvested shares which, until they vest, are subject to our right to repurchase them at the original exercise price upon the optionee’s termination of service) and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the determination date is after the exercise date, the optionee may elect, pursuant to Section 83(b) of the Code, to have the exercise date be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date the option is exercised. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. No tax deduction is available to us with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code.

Stock Appreciation Rights. No taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares of our Common Stock received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock Awards. A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the “determination date” (as defined above under “Nonstatutory Stock Options”). If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the determination date is after the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Restricted Stock Unit Awards. A participant generally will recognize no income upon the grant of a Deferred Stock Unit Award. Upon the settlement of such an award, the participant normally will recognize ordinary income in the year of settlement in an amount equal to the fair market value of any unrestricted shares of our Common Stock received. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Dividend Equivalent Awards. A participant generally will recognize ordinary compensation income each time a dividend is paid pursuant to the dividend equivalent rights award equal to the fair market value of the dividend received. If the dividends are deferred, additional requirements must be met to ensure that the dividend is taxable upon actual delivery of the shares, instead of the grant of the dividend.

New Plan Benefits

The benefits and amounts that will be received by each of the named executive officers, the executive officers as a group and all other employees under the 2004 Plan cannot be determined at this time because the administrator has full discretion to determine the number, type and value of awards under the 2004 Plan and the actual amounts will depend on who participates in the 2004 Plan, on actual performance measured against the attainment of pre-established performance goals and on the Compensation Committee’s discretion to reduce such amounts.

Our Board of Directors unanimously recommends a vote “FOR” the amendment and restatement of our 2004 Stock Incentive Plan.

PROPOSAL 4

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

Our Board of Directors and Audit Committee have selected Ernst & Young LLP as our independent auditors for the year ending December 31, 2006 and have directed that management submit the selection of independent auditors to the stockholders for ratification at the Annual Meeting. Ernst & Young LLP has audited our financial statements since the fiscal year ended December 31, 1996, and through the year ended December 31, 2005. Representatives of Ernst & Young LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholders are not required to ratify the selection of Ernst & Young LLP as our independent auditors. However, we are submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If you fail to ratify the selection, our Board of Directors and the Audit Committee will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, our Board of Directors and the Audit Committee in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.

The affirmative vote of the holders of a majority of the shares of our common stock represented and voting at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP.

Audit Committee Policy Regarding Pre-Approval of Audit and Permissible Non-Audit Services of Our Independent Auditors

Our Audit Committee has established a policy that generally requires that all audit and permissible non-audit services provided by our independent auditors will be pre-approved by the Audit Committee. These services may include audit services, audit-related services, tax services and other services. The Audit Committee considers whether the provision of each non-audit service is compatible with maintaining the independence of our auditors. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date.

Our Board of Directors unanimously recommends a vote “FOR” the ratification of the selection of Ernst & Young LLP as our independent auditor for the fiscal year ending December 31, 2006.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

Under Section 16(a) of the Securities Exchange Act of 1934, as amended, directors, officers and beneficial owners of ten percent or more of our common stock (“Reporting Persons”) are required to report to the Securities and Exchange Commission on a timely basis the initiation of their status as a Reporting Person and any changes regarding their beneficial ownership of our common stock. Based solely on our review of such forms received and the written representations of our Reporting Persons, we have determined that the following Reporting Persons were each delinquent (based on an administrative oversight of the Company or the Reporting Person) with respect to one reporting obligation during 2005 as set forth in Section 16(a) of the Exchange Act: R. King Nelson, and Douglas Reed.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at our Annual Meeting of Stockholders to be held in 2007 must be received by us no later than December 27, 2006, which is 120 days prior to the first anniversary of the mailing date of the proxy, in order to be included in our proxy statement and form of proxy relating to that meeting. These proposals must comply with the requirements as to form and substance established by the Securities and Exchange Commission for such proposals in order to be included in the proxy statement. Under our Restated Bylaws, a stockholder who wishes to make a proposal at the 2007 Annual Meeting without including the proposal in our proxy statement and form of proxy relating to that meeting must notify us no later than December 27, 2006 unless the date of the 2007 Annual Meeting of Stockholders is more than 30 days before or after the one-year anniversary of the 2006 Annual Meeting. If the stockholder fails to give notice by this date, then the persons named as proxies in the proxies solicited by the Board of Directors for the 2007 Annual Meeting may exercise discretionary voting power regarding any such proposal.

ANNUAL REPORT

Our Annual Report for the fiscal year ended December 31, 2005 will be mailed to stockholders of record as of March 3, 2006. Our Annual Report does not constitute, and should not be considered, a part of this Proxy.

A copy of our Annual Report on Form 10-K will be furnished without charge upon receipt of a written request identifying the person so requesting a report as a stockholder of the Company at such date to any person who was a beneficial owner of our common stock on the Record Date. Requests should be directed to Digirad Corporation, 13950 Stowe Drive, Poway, California 92064, Attention: Investor Relations.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Digirad stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Digirad Corporation, Investor Relations; 13950 Stowe Drive, Poway, California 92064 or contact Digirad at (800) 947-6134. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

OTHER BUSINESS

Our Board of Directors does not know of any matter to be presented at our Annual Meeting which is not listed on the Notice of Annual Meeting and discussed above. If other matters should properly come before the meeting, however, the persons named in the accompanying Proxy will vote all Proxies in accordance with their best judgment.

All stockholders are urged to complete, sign, date and return the accompanying Proxy Card in the enclosed envelope.

By Order of the Board of Directors

Timothy J. Wollaeger
Chairman of the Board

Dated: April     , 2006

DIGIRAD CORPORATION

2004 STOCK INCENTIVE PLAN

As Amended and Restated

                 , 2006

1. Purposes of the Plan. The purposes of this Plan are to attract and retain the best available personnel, to provide additional incentives to Employees, Directors and Consultants and to promote the success of the Company’s business.

2. Definitions. The following definitions shall apply as used herein and in the individual Award Agreements except as defined otherwise in an individual Award Agreement. In the event a term is separately defined in an individual Award Agreement, such definition shall supercede the definition contained in this Section 2.

(a) “Administrator” means the Board or any of the Committees appointed to administer the Plan.

(b) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

(c) “Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to Awards granted to residents therein.

(d) “Assumed” means that pursuant to a Corporate Transaction either (i) the Award is expressly affirmed by the Company or (ii) the contractual obligations represented by the Award are expressly assumed (and not simply by operation of law) by the successor entity or its Parent in connection with the Corporate Transaction with appropriate adjustments to the number and type of securities of the successor entity or its Parent subject to the Award and the exercise or purchase price thereof which at least preserves the compensation element of the Award existing at the time of the Corporate Transaction as determined in accordance with the instruments evidencing the agreement to assume the Award.

(e) “Award” means the grant of an Option, SAR, Dividend Equivalent Right, Restricted Stock, Restricted Stock Unit or other right or benefit under the Plan.

(f) “Award Agreement” means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

(g) “Board” means the Board of Directors of the Company.

(h) “Cause” means, with respect to the termination by the Company or a Related Entity of the Grantee’s Continuous Service, that such termination is for “Cause” as such term is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator, the Grantee’s commission of a serious crime involving dishonesty, breach of trust, or physical or emotional harm to any person.

(i) “Change in Control” means a change in ownership or control of the Company after the Registration Date effected through either of the following transactions:

(i) the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend such stockholders accept, or

(ii) a change in the composition of the Board over a period of twenty-four (24) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.

(j) “Code” means the Internal Revenue Code of 1986, as amended.

(k) “Committee” means any committee composed of members of the Board appointed by the Board to administer the Plan.

(l) “Common Stock” means the common stock of the Company.

(m) “Company” means Digirad Corporation, a Delaware corporation.

(n) “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(o) “Continuing Directors” means members of the Board who either (i) have been Board members continuously for a period of at least twenty-four (24) months or (ii) have been Board members for less than twenty-four (24) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

(p) “Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under Applicable Laws. A Grantee’s Continuous Service shall be deemed to have terminated either upon an actual termination of Continuous Service or upon the entity for which the Grantee provides services ceasing to be a Related Entity. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option granted under the Plan, if such leave exceeds ninety (90) days, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following the expiration of such ninety (90) day period.

(q) “Corporate Transaction” means any of the following transactions, provided, however, that the Administrator shall determine under parts (iv) and (v) whether multiple transactions are related, and its determination shall be final, binding and conclusive:

a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

the sale, transfer or other disposition of all or substantially all of the assets of the Company;

the complete liquidation or dissolution of the Company;

any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the shares of Common Stock outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than forty percent (40%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger, but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction; or

acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction.

(r) “Covered Employee” means an Employee who is a “covered employee” under Section 162(m)(3) of the Code.

(s) “Director” means a member of the Board or the board of directors of any Related Entity.

(t) “Disability” means as defined under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy. If the Company or the Related Entity to which the Grantee provides service does not have a long-term disability plan in place, “Disability” means that a Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

(u) “Dividend Equivalent Right” means a right entitling the Grantee to compensation measured by dividends paid with respect to Common Stock.

(v) “Employee” means any person, including an Officer or Director, who is in the employ of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(w) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(x) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

If the Common Stock is listed on one or more established stock exchanges or national market systems, including without limitation The Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Administrator) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such stock as quoted on such system on the date of determination, but if selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.

(y) “Grantee” means an Employee, Director or Consultant who receives an Award under the Plan.

(z) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code

(aa) “Non-Qualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(bb) “Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(cc) “Option” means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.

(dd) “Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(ee) “Performance-Based Compensation” means compensation qualifying as “performance-based compensation” under Section 162(m) of the Code.

(ff) “Plan” means this 2004 Stock Incentive Plan.

(gg) “Registration Date” means the first to occur of (i) the closing of the first sale to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended, of (A) the Common Stock or (B) the same class of securities of a successor corporation (or its Parent) issued pursuant to a Corporate Transaction in exchange for or in substitution of the Common Stock; and (ii) in the event of a Corporate Transaction, the date of the consummation of the Corporate Transaction if the same class of securities of the successor corporation (or its Parent) issuable in such Corporate Transaction shall have been sold to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended, on or prior to the date of consummation of such Corporate Transaction.

(hh) “Related Entity” means any Parent or Subsidiary of the Company and any business, corporation, partnership, limited liability company or other entity in which the Company or a Parent or a Subsidiary of the Company holds a substantial ownership interest, directly or indirectly.

(ii) “Replaced” means that pursuant to a Corporate Transaction the Award is replaced with a comparable stock award or a cash incentive program of the Company, the successor entity (if applicable) or Parent of either of them which preserves the compensation element of such Award existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same (or a more favorable) vesting schedule applicable to such Award. The determination of Award comparability shall be made by the Administrator and its determination shall be final, binding and conclusive.

(jj) “Restricted Stock” means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

(kk) “Restricted Stock Units” means an Award which may be earned in whole or in part upon the passage of time or the attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

(ll) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

(mm) “SAR” means a stock appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Common Stock.

(nn) “Share” means a share of the Common Stock.

(oo) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan.

(a) Subject to the provisions of Section 10, below, the maximum aggregate number of Shares which may be issued pursuant to all Awards (including Incentive Stock Options) is 2,500,000 Shares. In addition, the maximum aggregate number of Shares which may be issued pursuant to all Awards (including Incentive Stock Options) shall be increased by any Shares (up to a maximum of an additional 1,500,000 Shares) that are represented by awards under the Company’s 1998 Stock Option/Stock Issuance Plan that are forfeited, expire or are cancelled without delivery of the Shares or which result in forfeiture of the Shares back to the Company on or after the Registration Date. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

(b) Any Shares covered by an Award (or portion of an Award) which is forfeited, canceled or expires (whether voluntarily or involuntarily) shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at the lower of their original purchase price or their Fair Market Value at the time of repurchase, such Shares shall become available for future grant under the Plan. To the extent not prohibited by Section 422(b)(1) of the Code (and the corresponding regulations thereunder), the listing requirements of The Nasdaq National Market (or other established stock exchange or national market system on which the Common Stock is traded) and Applicable Law, any Shares covered by an Award which are surrendered (i) in payment of the Award exercise or purchase price or (ii) in satisfaction of tax withholding obligations incident to the exercise of an Award shall be deemed not to have been issued for purposes of determining the maximum number of Shares which may be issued pursuant to all Awards under the Plan, unless otherwise determined by the Administrator.

4. Administration of the Plan.

(a) Plan Administrator.

(i) Administration with Respect to Directors and Officers. With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

(ii) Administration With Respect to Consultants and Other Employees. With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. The Board may authorize one or more Officers to grant such Awards and may limit such authority as the Board determines from time to time.

(iii) Administration With Respect to Covered Employees. Notwithstanding the foregoing, as of and after the date that the exemption for the Plan under Section 162(m) of the Code expires, as set forth in Section 18 below, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation. In the case of such Awards granted to Covered Employees, references to the “Administrator” or to a “Committee” shall be deemed to be references to such Committee or subcommittee.

(iv) Administration Errors. In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

(b) Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

(i) to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

(ii) to determine whether and to what extent Awards are granted hereunder;

(iii) to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

(iv) to approve forms of Award Agreements for use under the Plan;

(v) to determine the terms and conditions of any Award granted hereunder;

(vi) to amend the terms of any outstanding Award granted under the Plan, provided that (A) any amendment that would adversely affect the Grantee’s rights under an outstanding Award shall not be made without the Grantee’s written consent, (B) the reduction of the exercise price of any Option awarded under the Plan shall be subject to stockholder approval and (C) canceling an Option at a time when its exercise price exceeds the Fair Market Value of the underlying Shares, in exchange for another Option, Restricted Stock, or other Award shall be subject to stockholder approval, unless the cancellation and exchange occurs in connection with a Corporate Transaction;

(vii) to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of award or Award Agreement, granted pursuant to the Plan;

(viii) to grant Awards to Employees, Directors and Consultants employed outside the United States on such terms and conditions different from those specified in the Plan as may, in the judgment of the Administrator, be necessary or desirable to further the purpose of the Plan;

(ix) to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

(c) Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or as Officers or Employees of the Company or a Related Entity, members of the Board and any Officers or Employees of the Company or a Related Entity to whom authority to act for the Board, the Administrator or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by law on an after-tax basis against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct; provided, however, that within thirty (30) days after the institution of such claim, investigation, action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at the Company’s expense to defend the same.

5. Eligibility. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company or a Parent or a Subsidiary of the Company. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors or Consultants who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time.

6. Terms and Conditions of Awards.

(a) Types of Awards. The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) cash or (iii) an Option, a SAR, or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions. Such awards include, without limitation, Options, SARs, sales or bonuses of Restricted Stock, Restricted Stock Units or Dividend Equivalent Rights, and an Award may consist of one such security or benefit, or two (2) or more of them in any combination or alternative.

(b) Designation of Award. Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary of the Company) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Non-Qualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the grant date of the relevant Option.

(c) Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, the following: (i) increase in share price, (ii) earnings per share, (iii) total stockholder return, (iv) operating margin, (v) gross margin, (vi) return on equity, (vii) return on assets, (viii) return on investment, (ix) operating income, (x) net operating income, (xi) pre-tax profit, (xii) cash flow, (xiii) revenue, (xiv) expenses, (xv) earnings before interest, taxes and depreciation, (xvi) economic value added, (xvii) market share and (xviii) personal management objectives. The performance criteria may be applicable to the Company, Related Entities and/or any individual business units of the Company or any Related Entity. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

(d) Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

(e) Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

(f) Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

(g) Individual Limitations on Awards. Following the date that the exemption from application of Section 162(m) of the Code described in Section 18 (or any exemption having similar effect) ceases to apply to Awards, the following limitations shall apply.

(i) Individual Limit for Options and SARs. The maximum number of Shares with respect to which Options and SARs may be granted to any Grantee in any fiscal year of the Company shall be 1,000,000 Shares. In connection with a Grantee’s commencement of Continuous Service, a Grantee may be granted Options or SARs for up to an additional 750,000 Shares which shall not count against the limit set forth in the previous sentence. The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10, below. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitations with respect to a Grantee, if any Option or SAR is canceled, the canceled Option or SAR shall continue to count against the maximum number of Shares with respect to which Options and SARs may be granted to the Grantee. For this purpose, the repricing of an Option (or in the case of a SAR, the base amount on which the stock appreciation is calculated is reduced to reflect a reduction in the Fair Market Value of the Common Stock) shall be treated as the cancellation of the existing Option or SAR and the grant of a new Option or SAR.

(ii) Individual Limit for Restricted Stock and Restricted Stock Units. For awards of Restricted Stock and Restricted Stock Units that are intended to be Performance-Based Compensation, the maximum number of Shares with respect to which such Awards may be granted to any Grantee in any fiscal year of the Company shall be 750,000 Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10, below.

(iii) Deferral. If the vesting or receipt of Shares under an Award is deferred to a later date, any amount (whether denominated in Shares or cash) paid in addition to the original number of Shares subject to such Award will not be treated as an increase in the number of Shares subject to the Award if the additional amount is based either on a reasonable rate of interest or on one or more predetermined actual investments such that the amount payable by the Company at the later date will be based on the actual rate of return of a specific investment (including any decrease as well as any increase in the value of an investment).

(h) Early Exercise. The Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

(i) Term of Award. The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term of an Incentive Stock Option shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement. Notwithstanding the foregoing, the specified term of any Award shall not include any period for which the Grantee has elected to defer the receipt of the Shares or cash issuable pursuant to the Award.

(j) Transferability of Awards. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. Other Awards shall be transferable (i) by will and by the laws of descent and distribution and (ii) during the lifetime of the Grantee, to the extent and in the manner authorized by the Administrator. Notwithstanding the foregoing, the Grantee may designate one or more beneficiaries of the Grantee’s Award in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator.

(k) Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other date as is determined by the Administrator.

7. Award Exercise or Purchase Price, Consideration and Taxes.

(a) Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be as follows:

(i) In the case of an Incentive Stock Option:

(1) granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or

(2) granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(ii) In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than eighty-five percent (85%) of the Fair Market Value per Share on the date of grant unless otherwise determined by the Administrator.

(iii) In the case of Options or SARs intended to qualify as Performance-Based Compensation, the exercise or base appreciation amount shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iv) In the case of other Awards, such price as is determined by the Administrator.

(v) Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(d), above, the exercise or purchase price for the Award shall be determined in accordance with the provisions of the relevant instrument evidencing the agreement to issue such Award.

(b) Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following, provided that the portion of the consideration equal to the par value of the Shares must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law:

(i) cash;

(ii) check;

(iii) if the exercise or purchase occurs on or after the Registration Date, surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised, provided, however, that Shares acquired under the Plan or any other equity compensation plan or agreement of the Company must have been held by the Grantee for a period of more than six (6) months (and not used for another Award exercise by attestation during such period);

(iv) with respect to Options, if the exercise occurs on or after the Registration Date, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction; or

(v) any combination of the foregoing methods of payment.

The Administrator may at any time or from time to time, by adoption of or by amendment to the standard forms of Award Agreement described in Section 4(b)(iv), or by other means, grant Awards which do not permit all of the foregoing forms of consideration to be used in payment for the Shares or which otherwise restrict one or more forms of consideration.

(c) Taxes. No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any non-U.S., federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares or the disqualifying disposition of Shares received on exercise of an Incentive Stock Option. Upon exercise of an Award the Company shall withhold or collect from Grantee an amount sufficient to satisfy such tax obligations.

8. Exercise of Award.

(a) Procedure for Exercise; Rights as a Stockholder.

(i) Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

(ii) An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(iv).

(b) Exercise of Award Following Termination of Continuous Service.

(i) An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee’s Continuous Service only to the extent provided in the Award Agreement.

(ii) Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee’s Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

(iii) Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee’s Continuous Service shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

9. Conditions Upon Issuance of Shares.

(a) Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

10. Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, the maximum number of Shares with respect to which Awards may be granted to any Grantee in any fiscal year of the Company, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) as the Administrator may determine in its discretion, any other transaction with respect to Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

11. Corporate Transactions and Changes in Control.

(a) Termination of Award to Extent Not Assumed in Corporate Transaction. Effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate. However, all such Awards shall not terminate to the extent they are Assumed in connection with the Corporate Transaction.

(b) Acceleration of Award Upon Corporate Transaction or Change in Control.

(i) Corporate Transaction. Except as provided otherwise in an individual Award Agreement, in the event of a Corporate Transaction and:

(A) for the portion of each Award that is Assumed or Replaced, then such Award (if Assumed), the replacement Award (if Replaced), or the cash incentive (if Replaced) program automatically shall become fully vested, exercisable and payable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at fair market value) for all of the Shares at the time represented by such Assumed or Replaced portion of the Award, immediately upon termination of the Grantee’s Continuous Service if such Continuous Service is terminated by the successor company or the Company without Cause within twelve (12) months after the Corporate Transaction; and

(1) for the portion of each Award that is neither Assumed nor Replaced, such portion of the Award shall automatically become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at fair market value) for all of the Shares at the time represented by such portion of the Award, immediately prior to the specified effective date of such Corporate Transaction, provided that the Grantee’s Continuous Service has not terminated prior to such date. The portion of the Award that is not Assumed shall terminate under subsection (a) of this Section 11 to the extent not exercised prior to the consummation of such Corporate Transaction.

(ii) Change in Control. Except as provided otherwise in an individual Award Agreement, in the event of a Change in Control (other than a Change in Control which also is a Corporate Transaction), each Award which is at the time outstanding under the Plan automatically shall become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at Fair Market Value), immediately prior to the specified effective date of such Change in Control, for all of the Shares at the time represented by such Award, provided that the Grantee’s Continuous Service has not terminated prior to such date.

(c) Effect of Acceleration on Incentive Stock Options. Any Incentive Stock Option accelerated under this Section 11 in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded. To the extent such dollar limitation is exceeded, the excess Options shall be treated as Non-Qualified Stock Options.

12. Effective Date and Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated. Subject to Section 17, below, and Applicable Laws, Awards may be granted under the Plan upon its becoming effective.

13. Amendment, Suspension or Termination of the Plan.

(a) The Board may at any time amend, suspend or terminate the Plan; provided, however, that no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by Applicable Laws, or if such amendment would change any of the provisions of Section 4(b)(vi) or this Section 13(a).

(b) No Award may be granted during any suspension of the Plan or after termination of the Plan.

(c) No suspension or termination of the Plan (including termination of the Plan under Section 12, above) shall adversely affect any rights under Awards already granted to a Grantee.

14. Reservation of Shares.

(a) The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

(b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

15. No Effect on Terms of Employment/Consulting Relationship. The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Service, nor shall it interfere in any way with his or her right or the right of the Company or any Related Entity to terminate the Grantee’s Continuous Service at any time, with or without Cause, and with or without notice. The ability of the Company or any Related Entity to terminate the employment of a Grantee who is employed at will is in no way affected by its determination that the Grantee’s Continuous Service has been terminated for Cause for the purposes of this Plan.

16. No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

17. Stockholder Approval. The grant of Incentive Stock Options under the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted excluding Incentive Stock Options issued in substitution for outstanding Incentive Stock Options pursuant to Section 424(a) of the Code. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws. The Administrator may grant Incentive Stock Options under the Plan prior to approval by the stockholders, but until such approval is obtained, no such Incentive Stock Option shall be exercisable. In the event that stockholder approval is not obtained within the twelve (12) month period provided above, all Incentive Stock Options previously granted under the Plan shall be exercisable as Non-Qualified Stock Options.

18. Effect of Section 162(m) of the Code. Section 162(m) of the Code does not apply to the Plan prior to the Registration Date. Following the Registration Date, the Plan, and all Awards issued thereunder, are intended to be exempt from the application of Section 162(m) of the Code, which restricts under certain circumstances the Federal income tax deduction for compensation paid by a public company to named executives in excess of $1 million per year. The exemption is based on Treasury Regulation Section 1.162-27(f), in the form existing on the effective date of the Plan, with the understanding that such regulation generally exempts from the application of Section 162(m) of the Code compensation paid pursuant to a plan that existed before a company becomes publicly held. Under such Treasury Regulation, this exemption is available to the Plan for the duration of the period that lasts until the earlier of (i) the expiration of the Plan, (ii) the material modification of the Plan, (iii) the exhaustion of the maximum number of shares of Common Stock available for Awards under the Plan, as set forth in Section 3(a), (iv) the first meeting of shareholders at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the Company first becomes subject to the reporting obligations of Section 12 of the Exchange Act, or (v) such other date required by Section 162(m) of the Code and the rules and regulations promulgated thereunder. To the extent that the Administrator determines as of the date of grant of an Award that (i) the Award is intended to qualify as Performance-Based Compensation and (ii) the exemption described above is no longer available with respect to such Award, such Award shall not be effective until any stockholder approval required under Section 162(m) of the Code has been obtained.

19. Unfunded Obligation. Grantees shall have the status of general unsecured creditors of the Company. Any amounts payable to Grantees pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Grantee account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Related Entity and a Grantee, or otherwise create any vested or beneficial interest in any Grantee or the Grantee’s creditors in any assets of the Company or a Related Entity. The Grantees shall have no claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

20. Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.